Exhibit 8.1

List of Principal Subsidiaries and Consolidated Variable Interest Entities

Subsidiaries:	Place of incorporation
NIO Nextev Limited	Hong Kong
XPT Limited	Hong Kong
XPT Technology Limited	Hong Kong
NEU Battery Asset (Hong Kong) Co., Limited	Hong Kong
NIO Power Express Limited	Hong Kong
NIO User Enterprise Limited	Hong Kong
NIO USA, Inc.	California, United States
XPT Inc.	Delaware, United States
Instant Power Europe B.V.	Netherlands
NIO Nextev Europe Holding B.V.	Netherlands
NEU Battery Asset Co., Ltd.	Cayman Islands
NIO Norway AS	Norway
NIO GmbH	Germany
NIO Holding Co., Ltd.	PRC
NIO Co., Ltd.	PRC
NIO Automobile (Anhui) Co., Ltd.	PRC
NIO Automobile Technology (Anhui) Co., Ltd.	PRC
NIO Financial Leasing Co., Ltd.	PRC
XPT (Jiangsu) Investment Co., Ltd.	PRC
Shanghai XPT Technology Limited	PRC
XPT (Nanjing) E-Powertrain Technology Co., Ltd.	PRC
XPT (Nanjing) Energy Storage System Co., Ltd.	PRC
NIO Sales and Services Co., Ltd.	PRC
NIO Energy Investment (Hubei) Co., Ltd.	PRC
Wuhan NIO Energy Co., Ltd.	PRC
XTRONICS (Nanjing) Automotive Intelligent Technologies Co. Ltd.	PRC
XPT (Jiangsu) Automotive Technology Co., Ltd.	PRC

Consolidated variable interest entity:	Place of incorporation
Beijing NIO Network Technology Co., Ltd.	PRC